Exhibit 5.1



SIDLEY AUSTIN     SIDLEY AUSTIN (UK) LLP   |BEIJING   GENEVA      SAN FRANCISCO
----------------| WOOLGATE EXCHANGE        |BRUSSELS  HONG KONG   SHANGHAI
SIDLEY          | 25 BASINGHALL STREET     |CHICAGO   LONDON      SINGAPORE
                  LONDON EC2V 5HA          |DALLAS    LOS ANGELES TOKYO
                  DX NUMBER 580 LONDON CITY|FRANKFURT NEW YORK    WASHINGTON, DC
                  +44 (0) 20 7360 3600     |
                  +44 (0) 20 7626 7937 FAX |
                                           |
                                           |
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Granite Master Issuer plc
Fifth Floor
100 Wood Street
London
EC2V 7EX



                                                                  March 28, 2007



Dear Sirs


                      Registration Statement on Form S-3

1.    INTRODUCTION

1.1 We have acted as English legal advisers to Granite Master Issuer plc (the "Company") in connection with the above-referenced Registration Statement in respect of the proposed issue of Notes by the Company.

1.2 Unless otherwise defined, capitalised terms defined in the Issue Documents (as defined below) have the same meanings when used in this letter.

1.3 We have examined copies of the documents mentioned in the Schedule hereto and such other documents as we have considered necessary.

1.4 We have not made any investigation of, and do not express any opinion on, the law of any jurisdiction other than England and Wales.

1.5 The headings to paragraphs in this letter are for information purposes only and shall not otherwise form part of this letter.

2.    ASSUMPTIONS

2.1 In considering the documents referred to above and in rendering this opinion we have, without any further enquiry, assumed (save as expressly stated):

      (a) the capacity, power and authority of each of the parties (other than the Company) to execute, deliver and perform the terms of the documents specified in Part I of Schedule (together, the "Issue Documents");


       Sidley Austin (UK) LLP is a limited liability partnership formed and registered under the laws of the State of Delaware. The offices listed above (other than London) are offices of associated
                          Sidley Austin partnerships.

      A list of partners' names and their professional qualifications is open for inspection at Woolgate Exchange 25 Basinghall Street,
      London, EC2V 5HA. All partners are either solicitors or registered foreign lawyers.

                        Regulated by the Law Society.


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      (b)   the due execution and delivery of the Issue Documents;

      (c) the conformity to original documents of any copy documents examined by us and that the copy of the Memorandum and Articles of Association of the Company examined by us is complete and up to date and would, if issued today, comply, as respects the Articles of Association, with Section 380 of the Companies Act 1985;

      (d) that the Notes will be duly executed, issued and authenticated in accordance with the provisions of the Amended and Restated Issuer Trust Deed, the Issuer Paying Agent and Agent Bank Agreement and the Ninth Supplemental Trust Deed (each as defined in the Schedule);

      (e) that no law of any jurisdiction outside England and Wales would render execution, delivery or issue illegal or ineffective and that, insofar as any obligation under any of the Issue Documents or the Notes is performed in, or is otherwise subject to, any jurisdiction other than England and Wales, its performance will not be illegal or ineffective by virtue of the law of that jurisdiction;

      (f) that the information disclosed by our searches made today of the records at the office of the Registrar of Companies in London and at the Central Registry of Winding up petitions in relation to the Company was then complete, up to date and accurate and has not since then been materially altered or added to, and no notice of intention to appoint an administrator or an application for an administration order in respect of the Company has been presented or filed in any court in England and Wales;

      (g) that the Company is not, and will not be on the date on which the Notes are issued, unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 (as amended) and will not become unable to do so in consequence of the transactions effected by the Issue Documents;

      (h) that the draft Minutes referred to in Part II of the Schedule will represent a true record of the proceedings described therein of duly convened, constituted and quorate meetings of the Boards of Directors of the Company acting in the interests and for a proper purpose of the Company and that the relevant meetings will be duly held and that the authorisations to be given thereat will not subsequently been revoked or amended;

      (i) that any factual matters referred to in each Issue Document will be true and accurate (including, without limitation, the accuracy of the representations and warranties therein);


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      (j)   that the relevant Issue Documents will in all material respects relevant hereto be executed and delivered substantially in the form of the relevant exhibit to the Registration Statement;

      (k) that none of the parties to the Issue Documents has taken or will take any action in relation to the Notes (i) which would be a contravention of Section 19 of the Financial Services and Markets Act 2000 (the "FSMA") or (ii) in consequence of anything said or done by a person in the course of carrying on investment business (within the meaning of the FSMA) in contravention of that Section;

      (l) that (i) none of the Issue Documents will be entered into and none of the Notes will be issued in consequence of a communication in relation to which there has been or will be a contravention of Section 21 of the FSMA and (ii) no person has communicated or will communicate any inducement or invitation to engage in investment activity (within the meaning of the FSMA) in connection with the Issue Documents or the issue of the Notes in contravention of Section 21 of the FSMA; and

      (m) that any party to any of the Issue Documents which is subject to the supervision of any regulatory authority in the United Kingdom has complied and will comply with the requirements of such regulatory authority in connection with the issue, offering or sale of the Notes.

We express no opinion as to matters of fact.

3.    OPINION

Based on the foregoing and subject to such legal and other considerations and qualifications as are stated herein, we are of the opinion that the Notes will constitute valid and legally binding obligations of the Company. As a result, those obligations would be enforceable in proceedings before the English courts.

4.    QUALIFICATIONS

The opinions given in paragraph 3 of this letter are subject to the following qualifications:

      (a) We do not express any opinion on European Community law as it affects any jurisdiction other than England and Wales.

      (b) Any enforcement of the obligations of the Company in proceedings before the English courts would be by way of grant of a remedy in the event of a breach of those obligations. The nature and availability of the remedies provided by the English courts would depend on the circumstances. These remedies, including an order by the court requiring the payment of damages or the payment of a sum due, would be available subject to the principles of law,


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            equity and procedures of general application. Some remedies, including an order by the court requiring specific performance of an obligation or the issue


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            of an injunction, would be entirely within the discretion of the court. The possibility of obtaining any remedy would be lost if proceedings were not to be commenced within certain time limits. The English courts have power to stay proceedings and may decline jurisdiction, notably if concurrent proceedings are brought elsewhere. Accordingly, enforcement of the obligations of the Company under the Notes would not be certain in every circumstance.

      (c) The obligations of the Company under the Notes will be subject to any law from time to time in force relating to liquidation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

5.    GENERAL

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Sidley Austin (UK) LLP under the caption "Legal matters" in the Prospectus. In giving such consent, we do not admit that we are "experts", within the meaning of the term used in the Securities Act 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement including this opinion as an exhibit or otherwise.

Yours faithfully,

/s/ Sidley Austin (UK) LLP
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                                   SCHEDULE

                                    PART I

1. The issuer trust deed dated 19 January 2005 between the Company and The Bank of New York, exhibited as Exhibit 4.6.1 to the Registration Statement (the "Issuer Trust Deed").

2. A form of supplementary issuer trust deed between the Company and The Bank of New York, exhibited as Exhibit 4.6.2 to the Registration Statement (the "Supplemental Issuer Trust Deed").

3. The issuer paying agent and agent bank agreement amended and restated on 25 January 2006 between, inter alios, the Company and Citibank, N.A., exhibited as Exhibit 4.7 to the Registration Statement (the "Amended and Restated Issuer Paying Agent and Agent Bank Agreement").


                                    PART II

A draft of the Minutes of a Meeting of the Board of Directors of the Company to be held on or about the Closing Date.


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